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                                                               EXHIBIT NO. 23.02

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Hyperion Telecommunications, Inc. on Form S-1 of our report dated June 13, 1997 (April 28, 1998 as to the sixth paragraph of Note 6), appearing in Amendment No. 2 to Registration Statement No. 333-48209 of Hyperion Telecommunications, Inc. and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
May 4, 1998